SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                               ------------------



                                    FORM 8-K

                                 CURRENT REPORT



                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


                        Date of Report: NOVEMBER 1, 2004
                        (Date of earliest event reported)



                         PRINCIPAL FINANCIAL GROUP, INC.
             (Exact name of registrant as specified in its charter)


     DELAWARE                          1-16725                 42-1520346
(State or other jurisdiction    (Commission file number)    (I.R.S. Employer
   of incorporation)                                     Identification Number)


                     711 HIGH STREET, DES MOINES, IOWA 50392
                    (Address of principal executive offices)

                                 (515) 247-5111
                         (Registrant's telephone number,
                              including area code)

                               ------------------

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ] Written communications pursuant to Rule 425 under the Securities Act
    (17 CFR 230.425)
[ ] Soliciting  material pursuant to Rule 14a-12 under the Exchange Act
    (17 CFR 240.14a-12)
[ ] Pre-commencement  communications pursuant to Rule 14d-2(b) under the
    Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

                               ------------------

ITEM 2.O2  RESULTS OF OPERATIONS AND FINANCIAL CONDITION

On November 1, 2004, Principal Financial Group, Inc. publicly announced information regarding its results of operations and financial condition for the quarter ended September 30, 2004. The text of the announcement is included herewith as Exhibit 99.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

99    Third Quarter 2004 Earnings Release

                                    SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                    PRINCIPAL FINANCIAL GROUP, INC.


                                    By:       /S/ MICHAEL H. GERSIE
                                              ----------------------------------
                                    Name:     Michael H. Gersie
                                    Title:    Executive Vice President and Chief
                                              Financial Officer



Date:  November 2, 2004

RELEASE: On receipt
MEDIA CONTACT:                              Jeff Rader, 515-247-7883,
                                            rader.jeff@principal.com
INVESTOR RELATIONS CONTACT:                 TOM GRAF, 515-235-9500, INVESTOR-
                                            RELATIONS@PRINCIPAL.COM

       PRINCIPAL FINANCIAL GROUP, INC. REPORTS THIRD QUARTER 2004 RESULTS

         Des Moines, IA (November 1, 2004) -- Principal Financial Group, Inc. (NYSE: PFG) today announced record quarterly net income for the three months ended September 30, 2004, of $298.8 million, or $0.95 per diluted share, compared to net income of $184.5 million, or $0.57 per diluted share for the three months ended September 30, 2003. Third quarter 2004 net income includes a $94.1 million after-tax gain (reported as discontinued operations) from the sale of the mortgage banking business, which was completed on July 1, 2004. The company reported record quarterly operating earnings of $205.2 million for third quarter 2004, compared to $167.3 million for third quarter 2003. Operating earnings per diluted share (EPS) for third quarter 2004 were $0.66 compared to $0.52 for the same period in 2003. Operating revenues for third quarter 2004 were $2,111.8 million compared to $1,977.7 million for the same period last year.1

     Additional highlights for third quarter 2004 include:

o Record assets under management of $156.0 billion, up $21.2 billion, or 16 percent from a year ago, including 20 percent growth for U.S. Asset Management and Accumulation, and 31 percent growth for International Asset Management and Accumulation.
o Record operating earnings of $123.5 million for U.S. Asset Management and Accumulation, including a record $57.2 million of earnings for Pension Full Service Accumulation (full service accumulation), which increased 24 percent over the prior year quarter.
o Record full service accumulation account values of $60.0 billion, up 18 percent, record full service accumulation deposits (excluding M&A) of $3.4 billion, up 21 percent, and strong full service accumulation sales of $1.3 billion (all organic), up 13 percent (comparisons to prior year quarter).

         "The Principal continued to deliver strong performance in the third quarter," said J. Barry Griswell, chairman, president and chief executive officer. "Importantly, our record operating earnings position us in 2004 to exceed our long-term EPS growth target of 11 to 13 percent per year."
         "Assets under management and account values are key drivers of our earnings growth, and in spite of equity market declines, both are up more than 7 percent from year-end 2003. Principal Global Investors continues to have tremendous success winning new third-party investment mandates, with institutional assets under management increasing 18 percent, or nearly $5 billion over the first three quarters. Full service accumulation sales remain strong and are again on track to exceed $5 billion for 2004. The bigger contributor to deposit growth and therefore net cash flow and account value growth, however, is the ongoing inflow of contributions from retirement plan investors," said Griswell. "These customer deposits are up more than 24 percent year-to-date, and expected to approach $8 billion for the year. Continued strong growth reflects the power of payroll deduction, as well as outstanding employer level retention, award-winning participant services, and a concerted effort to encourage greater employee participation and higher salary deferrals."

         For the nine months ended September 30, 2004:

o Net income increased to $612.1 million, or $1.92 per diluted share compared to $542.4 million, or $1.66 per diluted share, during the same period a year ago.

o Operating earnings increased 17 percent to $565.1 million, compared to $484.6 million in the year earlier period.

o Operating earnings per share increased 20 percent to $1.78 per diluted share compared to $1.48 per diluted share in the year earlier period.

o Operating revenues increased 5 percent to $6,202.9 million from $5,915.4 million during the same period a year ago.

                               SEGMENT HIGHLIGHTS

U.S. ASSET MANAGEMENT AND ACCUMULATION
         Segment operating earnings for third quarter 2004 increased 14 percent to a record $123.5 million, compared to $107.9 million for the same period in 2003, primarily reflecting strong results in pension full service accumulation. Full service accumulation delivered a record $57.2 million of earnings, a 24 percent increase compared to $46.0 million in the prior year quarter, primarily reflecting 19 percent growth in mean account value, as well as slightly higher prepayment fee income in third quarter 2004.
         At $28.4 million, pension investment only earnings improved by $2.5 million compared to a year ago, but excluding higher prepayment fee income in third quarter 2004, earnings would have been down slightly. Pension full service payout earnings declined by $2.0 million to $13.4 million, in spite of higher prepayment fee income in third quarter 2004, primarily reflecting normal but unfavorable mortality experience. Excluding the impact on operating earnings of approximately $6 million due to higher prepayment fee income in third quarter 2004, segment earnings would have increased 9 percent.
         Operating revenues for the third quarter increased to $931.3 million compared to $864.8 million for the same period in 2003, primarily the result of increased fees within the full service accumulation operations, reflecting growth in account values.
         Segment assets under management continued to increase, reaching a record $132.1 billion as of September 30, 2004, an increase of 4 percent from $127.6 billion as of June 30, 2004, and an increase of 20 percent from $110.4 billion as of September 30, 2003. Net cash flows from retirement plan investors were $1.8 billion and $3.9 billion for the three and nine months ended September 30, 2004, respectively, including $1.2 billion and $3.1 billion, respectively, for full service accumulation.

INTERNATIONAL ASSET MANAGEMENT AND ACCUMULATION
         Segment operating earnings for third quarter 2004 were $10.9 million, compared to $7.8 million for the same period in 2003. The increase was primarily the result of $2.7 million of tax adjustments with no corresponding activity in the year earlier period.
         Operating revenues were $136.0 million for third quarter 2004, compared to $98.3 million for the same period last year. The increase primarily reflects operations in Chile, which reported record annuity sales, as well as increased investment income due to inflation.
         Assets under management for the segment were $9.1 billion as of September 30, 2004, compared to $8.3 billion as of June 30, 2004, and compared to $6.9 billion as of September 30, 2003.

LIFE AND HEALTH INSURANCE
         Segment operating earnings for third quarter 2004 were $71.6 million, compared to $52.8 million for the same period in 2003. The increase reflects record earnings in the Health division, which includes the benefit of a $7.0 million adjustment due to a reserve refinement. Segment operating earnings also benefited from a $3.6 million reserve release in the group disability business within the Specialty Benefits division.
         Operating revenues increased to $1,051.8 million for the third quarter, compared to $995.7 million for the same period in 2003, largely as a result of increases within the Health and Specialty Benefits insurance divisions. In the Health division, rate increases more than offset a slight decline in average covered medical members. In addition, fee revenues increased, primarily due to revenues generated from our 2004 acquisition of the Molloy Companies (wellness and claims administration). In the Specialty Benefits division, revenues increased due to improving sales and retention in each of the division's business lines. Operating revenues increased slightly in the Individual Life division, as higher revenues from fee-based universal life and variable universal life products more than offset lower revenues from traditional premium-based products, reflecting the company's shift in marketing emphasis to fee-based products. Unlike traditional premium-based products, universal life and variable universal life deposits are not reported as GAAP revenue.

MORTGAGE BANKING
         The operating earnings of the segment, prior to the July 1, 2004 sale of the mortgage banking operations, reflect only the corporate overhead expenses allocated to the segment. This is pursuant to Statement of Financial Accounting Standard No. 144, ACCOUNTING FOR THE IMPAIRMENT OR DISPOSAL OF LONG-LIVED ASSETS ("SFAS 144"), whereby all revenues and expenses (excluding corporate overhead allocated to the discontinued segment) are reported as discontinued operations. Based on this treatment, there were no operating earnings for the segment in third quarter 2004, compared to an operating loss of $5.0 million in the prior year quarter.

CORPORATE AND OTHER
         Operating losses for third quarter 2004 were $0.8 million, compared to operating earnings of $3.8 million for the same period in 2003. Because the corporate operations are varied, many items contributed to the variance. Reduced commercial mortgage loan prepayment fee income compared to unusually high income from this source in the year earlier period was the main contributor to the variance. Segment results for third quarter 2004 were positively impacted by favorable tax adjustments of $5.2 million.

FORWARD LOOKING AND CAUTIONARY STATEMENTS
This press release contains forward-looking statements, including, without limitation, statements as to sales targets, sales and earnings trends, and management's beliefs, expectations, goals and opinions. These statements are based on a number of assumptions concerning future conditions that may ultimately prove to be inaccurate. Future events and their effects on the company may not be those anticipated, and actual results may differ materially from the results anticipated in these forward-looking statements. The risks, uncertainties and factors that could cause or contribute to such material differences are discussed in the company's annual report on Form 10-K for the year ended December 31, 2003, and in the company's quarterly report on Form 10-Q for the quarter ended June 30, 2004, filed by the company with the Securities and Exchange Commission. These risks and uncertainties include, without limitation: competitive factors; volatility of financial markets; decrease in ratings; interest rate changes; inability to attract and retain sales representatives; international business risks; foreign currency exchange rate fluctuations; and investment portfolio risks.

BROKER COMPENSATION ISSUES
Regarding the current issues related to compensation of insurance brokers, specifically the New York Attorney General's investigation of contingent commissions and bid-rigging:

o    The Principal has not received any subpoena on this matter.
o The company is conducting a thorough internal review to ensure policies are being adhered to by employees.
o "Bid-rigging" is a fraudulent practice and not tolerated by The Principal in any form.
o Through this stage of the review, the company has not identified any instances of bid-rigging.
o The Principal does pay compensation in some situations based on factors including volume, profitability, and persistency, and is therefore closely monitoring legal and regulatory developments around contingent compensation arrangements, as well as developments in industry practice.

OUTLOOK FOR FULL YEAR 20052
Based on an estimated $50 million in 2005 for net realized/unrealized capital losses, the company expects 2005 net income to range from $2.43 to $2.55 per diluted share. The company expects 2005 operating earnings to range from $2.60 to $2.72 per diluted share.3

SHAREHOLDER DIVIDEND
As announced on October 22, 2004, the Board of Directors declared an annual dividend of $0.55 per share, payable on December 17, 2004, to shareholders of record as of November 12, 2004.

SHARE REPURCHASES
In May 2004, concurrent with our announcement to sell the mortgage banking operations, the Board authorized a share repurchase program of up to $700 million. During the quarter, the company repurchased 8.2 million shares for

$283.5 million, an average price per share of $34.43. As of September 30, 2004, under this program the company has repurchased 10.4 million shares for $358.5 million, for an average price of $34.59.

STOCK OPTIONS
The Principal expenses employee stock options and the employee stock purchase plan, resulting in an after-tax expense of $5.4 million and $16.8 million, respectively for the three and nine months ended September 30, 2004, compared to $3.3 million and $10.7 million, respectively for the three and nine months ended September 30, 2003.

EARNINGS CONFERENCE CALL
At 9:00 A.M. (CST) tomorrow, Chairman, President and CEO J. Barry Griswell and Executive Vice President and CFO Mike Gersie will lead a discussion during a live conference call. Parties interested in listening to the conference call live may access the webcast on the Principal Financial Group Investor Relations
(IR) website (www.principal.com/investor) or by dialing (800) 374-1609 (U.S. and Canadian callers) or (706) 643-7701 (International callers) approximately 10 minutes prior to the start of the call. To access the call, leader name is Tom Graf. Listeners can access an audio replay of the call on the IR website, or by calling (800) 642-1687 (US and Canadian callers) or (706) 645-9291 (International callers). The access code for the replay is 1100874. Replays will be available through November 9, 2004. The financial supplement is currently available on our website and will be referred to during the conference call.

ABOUT THE PRINCIPAL FINANCIAL GROUP
The Principal Financial Group(R) (The Principal (R))4 is a leader in offering businesses, individuals and institutional clients a wide range of financial products and services, including retirement and investment services, life and health insurance and banking through its diverse family of financial services companies. A member of the Fortune 500, the Principal Financial Group has $156.0 billion in assets under management5 and serves some 14.7 million customers worldwide from offices in Asia, Australia, Europe, Latin America and the United States. Principal Financial Group, Inc. is traded on the New York Stock Exchange under the ticker symbol PFG. For more information, visit WWW.PRINCIPAL.COM.

                                       ###

SUMMARY OF SEGMENT AND PRINCIPAL FINANCIAL GROUP, INC. RESULTS

                                                                OPERATING EARNINGS (LOSS)* IN MILLIONS
                                                          THREE MONTHS ENDED,            NINE MONTHS ENDED,
                                                     --------------- -------------- -------------- ---------------
                                            SEGMENT     9/30/04         9/30/03        9/30/04        9/30/03
---------------------------------------------------- --------------- -------------- -------------- ---------------
             U.S. ASSET MANAGEMENT AND ACCUMULATION          $123.5         $107.9         $364.7          $308.5
    INTERNATIONAL ASSET MANAGEMENT AND ACCUMULATION            10.9            7.8           28.8            26.3
                          LIFE AND HEALTH INSURANCE            71.6           52.8          203.3           174.8
                                   MORTGAGE BANKING               -           (5.0)         (10.3)          (13.4)
                                CORPORATE AND OTHER           (0.8)            3.8          (21.4)          (11.6)
                                 OPERATING EARNINGS           205.2          167.3          565.1           484.6
                    NET REALIZED/UNREALIZED CAPITAL
                        GAINS( LOSSES), AS ADJUSTED          (10.6)            1.4          (78.2)          (65.2)
                        OTHER AFTER-TAX ADJUSTMENTS           104.2           15.8          125.2           123.0
                                         NET INCOME          $298.8         $184.5         $612.1          $542.4


                                                                       PER DILUTED SHARE
                                                     ------------------------------ ------------------------------
                                                          THREE MONTHS ENDED,            NINE MONTHS ENDED,
                                                        9/30/04         9/30/03        9/30/04        9/30/03
                                                     --------------- -------------- -------------- ---------------
                                 OPERATING EARNINGS      $0.66           $ 0.52          $ 1.78        $ 1.48
                    NET REALIZED/UNREALIZED CAPITAL
                                LOSSES, AS ADJUSTED      (0.03)            -              (0.25)        (0.20)
                        OTHER AFTER-TAX ADJUSTMENTS       0.32             0.05            0.39          0.38
                                         NET INCOME      $0.95           $ 0.57          $ 1.92        $ 1.66
        WEIGHTED-AVERAGE DILUTED SHARES OUTSTANDING
                                                         313.0           324.1           318.0         327.7

*OPERATING EARNINGS VERSUS U.S. GAAP (GAAP) NET INCOME
Management uses operating earnings, which excludes the effect of net realized/unrealized capital gains and losses, as adjusted, and other after-tax adjustments, for goal setting, determining employee compensation, and evaluating performance on a basis comparable to that used by securities analysts. Segment operating earnings are determined by adjusting U.S. GAAP net income for net realized/unrealized capital gains and losses, as adjusted, and other after-tax adjustments we believe are not indicative of overall operating trends. Note: after-tax adjustments have occurred in the past and could recur in future reporting periods. While these items may be significant components in understanding and assessing our consolidated financial performance, we believe the presentation of segment operating earnings enhances the understanding of our results of operations by highlighting earnings attributable to the normal, ongoing operations of our businesses.

                         PRINCIPAL FINANCIAL GROUP, INC.
                              RESULTS OF OPERATIONS
                                  (IN MILLIONS)
                                                 -------------------------------- -------------------------------
                                                       THREE MONTHS ENDED               NINE MONTHS ENDED
                                                 ---------------- --------------- --------------- ---------------
                                                     9/30/04         9/30/03         9/30/04         9/30/03
                                                 ---------------- --------------- --------------- ---------------
   Premiums and other considerations                      $923.8        $  867.8       $ 2,736.8       $ 2,648.2
   Fees and other revenues                                 363.6           289.3         1,060.4           832.6
   Net investment income                                   822.5           821.4         2,397.9         2,423.2
   Net realized/unrealized capital losses                 (21.3)           (6.4)         (130.1)          (90.6)
                                                 ---------------- --------------- --------------- ---------------
   TOTAL REVENUES                                        2,088.6         1,972.1         6,065.0         5,813.4
                                                 ---------------- --------------- --------------- ---------------
   Benefits, claims, and settlement expenses             1,238.0         1,174.4         3,645.2         3,554.3
   Dividends to policyholders                               72.0            78.7           219.7           232.7
   Operating expenses                                      543.3           494.5         1,593.9         1,470.1
                                                 ---------------- --------------- --------------- ---------------
   TOTAL EXPENSES                                        1,853.3         1,747.6         5,458.8         5,257.1
                                                 ---------------- --------------- --------------- ---------------
   Income from continuing operations before
        income taxes                                       235.3           224.5           606.2           556.3
   Income taxes                                             40.7            55.8           119.3           136.9
                                                 ---------------- --------------- --------------- ---------------
   Income from continuing operations, net of
        related income taxes                               194.6           168.7           486.9           419.4
   Income from discontinued operations, net of
        related taxes                                      104.2            19.2           130.9           126.4
                                                 ---------------- --------------- --------------- ---------------
   Income before cumulative effect of
        accounting changes                                 298.8           187.9           617.8           545.8
   Cumulative effect of accounting changes,
        net of related income taxes                            -           (3.4)            (5.7)           (3.4)
                                                 ---------------- --------------- --------------- ---------------
   NET INCOME                                             $298.8        $  184.5       $   612.1       $   542.4
   Less:
   Net realized/unrealized capital gains
        (losses), as adjusted                              (10.6)            1.4           (78.2)          (65.2)
   Other after-tax adjustments                             104.2            15.8           125.2           123.0
                                                 ---------------- --------------- --------------- ---------------
   OPERATING EARNINGS                                     $205.2        $  167.3       $   565.1       $   484.6
                                                 ================ =============== =============== ===============


                        SELECTED BALANCE SHEET STATISTICS

                                                                              PERIOD ENDED
                                                        --------------------- -------------------- --------------
                                                           9/30/04              12/31/03            9/30/03
                                                        --------------------- -------------------- --------------
  Total assets (in billions)                               $   109.8            $   107.8           $   103.7
  Total equity (in millions)                               $ 7,694.4            $ 7,399.6           $ 7,436.3
  Total equity excluding accumulated other
      comprehensive income (in millions)                   $ 6,412.2            $ 6,228.3           $ 6,233.9
  End of period shares outstanding (in millions)               307.0                320.7               322.8
  Book value per share                                     $    25.06           $    23.07          $    23.04
  Book value per share excluding accumulated other
      comprehensive income                                 $    20.89           $    19.42          $    19.31


                         PRINCIPAL FINANCIAL GROUP, INC.
           RECONCILIATION OF NON-GAAP FINANCIAL MEASURES TO U.S. GAAP
                       (IN MILLIONS, EXCEPT AS INDICATED)


                                                                    THREE MONTHS ENDED            NINE MONTHS ENDED
                                                             ----------------------------- -----------------------------
                                                                  9/30/04        9/30/03       9/30/04       9/30/03
                                                             -------------- -------------- ------------- ---------------
DILUTED EARNINGS PER SHARE:
Operating Earnings                                                    0.66           0.52          1.78          1.48
Net realized/unrealized capital losses                               (0.03)          -            (0.25)        (0.20)
Other after-tax adjustments                                           0.32           0.05          0.39          0.38
                                                             -------------- -------------- ------------- ---------------
Net income                                                            0.95           0.57          1.92          1.66
                                                             ============== ============== ============= ===============
BOOK VALUE EXCLUDING OTHER COMPREHENSIVE INCOME:
Book value excluding other comprehensive income                      20.89          19.31         20.89         19.31
Net unrealized capital gains                                          4.58           4.19          4.58          4.19
Foreign currency translation                                         (0.41)         (0.46)        (0.41)        (0.46)
                                                             -------------- -------------- ------------- ---------------
Book value including other comprehensive income                      25.06          23.04         25.06         23.04
                                                             ============== ============== ============= ===============
OPERATING REVENUES:
USAMA                                                               931.3          864.8       2,731.4       2,606.7
IAMA                                                                136.0           98.3         371.3         279.0
Life and Health                                                   1,051.8          995.7       3,117.8       3,009.8
Mortgage Banking                                                      -              -             -             -
Corporate and Other                                                  (7.3)          18.9        (17.6)          19.9
                                                             -------------- -------------- ------------- ---------------
Total operating revenues                                          2,111.8        1,977.7       6,202.9       5,915.4
Net realized/unrealized capital losses and related fee
     adjustments                                                    (23.2)          (5.6)       (137.9)       (102.0)
                                                             -------------- -------------- ------------- ---------------
Total GAAP revenues                                               2,088.6        1,972.1       6,065.0       5,813.4
                                                             ============== ============== ============= ===============
OPERATING EARNINGS:
USAMA                                                               123.5          107.9         364.7         308.5
IAMA                                                                 10.9            7.8          28.8          26.3
Life and Health                                                      71.6           52.8         203.3         174.8
Mortgage Banking                                                      -             (5.0)        (10.3)        (13.4)
Corporate and Other                                                  (0.8)           3.8         (21.4)        (11.6)
                                                             -------------- -------------- ------------- ---------------
Total operating earnings                                            205.2          167.3         565.1         484.6
Net realized/unrealized capital gains (losses)                      (10.6)           1.4         (78.2)        (65.2)
Other after-tax adjustments                                         104.2           15.8         125.2         123.0
                                                             -------------- -------------- ------------- ---------------
Net income                                                          298.8          184.5         612.1         542.4
                                                             ============== ============== ============= ===============
NET REALIZED/UNREALIZED CAPITAL GAINS (LOSSES):
Net realized/unrealized capital gains (losses), as adjusted         (10.6)           1.4         (78.2)        (65.2)
Add:
Amortization of DPAC and sale inducement costs                        0.6            0.3          (2.0)         (3.0)
Capital gains distributed                                             0.1            1.0           1.3           2.0
Tax impacts                                                         (13.4)          (8.2)        (59.3)        (35.4)
Minority interest capital gains (losses)                              0.1           (0.1)          0.3          (0.4)
Less related fee adjustments:
Unearned front-end fee income                                         -              0.8          (0.1)          5.1
Certain market value adjustments to fee revenues                     (1.9)           -            (7.7)        (16.5)
                                                             -------------- -------------- ------------- ---------------
GAAP net realized/unrealized capital losses                         (21.3)          (6.4)       (130.1)        (90.6)
                                                             ============== ============== ============= ===============
OTHER AFTER TAX ADJUSTMENTS:
SOP 03-1 implementation                                               -              -            (5.7)          -
FIN 46 implementation                                                 -             (3.4)          -            (3.4)
Discontinued operations - Mortgage Banking                           94.1            6.2         120.6         117.1
Discontinued operations - Argentina                                  10.1            0.6          10.3          (2.0)
Discontinued operations - BT Financial Group                          -             12.4           -            11.3
                                                             -------------- -------------- ------------- ---------------
Total other after-tax adjustments                                   104.2           15.8         125.2         123.0
                                                             ============== ============== ============= ===============


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---------------
1 The company uses a number of non-GAAP financial measures that management believes are useful to investors because they illustrate the performance of normal, ongoing operations, which is important in understanding and evaluating the company's financial condition and results of operations. They are not, however, a substitute for U.S. GAAP financial measures. Therefore, the company has provided reconciliations of the non-GAAP financial measures to the most directly comparable U.S. GAAP financial measure at the end of the release. The company adjusts U.S. GAAP financial measures for items not directly related to ongoing operations. However, it is possible these adjusting items have occurred in the past and could recur in the future. Management also uses non-GAAP financial measures for goal setting, determining employee and senior management awards and compensation, and evaluating performance on a basis comparable to that used by investors and securities analysts.

2 As announced with first quarter 2004 results, the Company has changed its policy on providing earnings guidance. The Company will continue to provide full year operating earnings per share guidance and net income per share guidance, but will no longer provide any quarterly operating earnings per share guidance or net income per share guidance, or quarterly updates to full year expectations as the year progresses. The Company will continue providing investors with information and insight into strategic initiatives, growth and value drivers, and trend and industry data critical to understanding the Company's businesses and operating environment.

3 Full year 2005 guidance is based on certain assumptions, including domestic equity market performance improvement of roughly 2% per quarter. Other items that we are unable to predict could significantly affect net income such as changes to laws, regulations, or accounting standards, litigation, or gains or losses from discontinued operations.

4 "The Principal Financial Group(R)" and "The Principal(R)" are registered service marks of Principal Financial Services, Inc., a member of the Principal Financial Group.

5    As of September 30, 2004.

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